Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$6,000,000.00	November 30, 2005

PROMISSORY NOTE

APOLLO LNG, INC., a Texas corporation, and Apollo Resources International, Inc., a Utah corporation, (collectively hereinafter called “Maker”), a Texas corporation, for value received, promises and agrees to pay to the order of OLIVER KENDALL KELLEY (hereinafter called “Payee”) in lawful money of the United States of America, the principal sum of SIX MILLION DOLLARS ($6,000,000.00), together with interest thereon (calculated on the basis of a 365 day year or a 366 day year in the case of a leap year) from and after the date hereof until maturity at a rate per annum equal to eight and one-half percent (8.50%) (the “Applicable Rate”) but in no event in excess of the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the “Highest Lawful Rate”).  All past due amounts of principal of, and to the extent permitted by applicable law, unpaid interest on, this Note from time to time outstanding, and all amounts of unpaid principal of this Note during any period in which an Event of Default (as hereinafter defined) exists or would exist but for the giving of notice or the passage of time, or both, shall bear interest at the rate equal to the Applicable Rate plus five percent (5.00%), but in no event higher than the Highest Lawful Rate. All sums due under this Note are payable to Payee at 8101 W. 34th Avenue, Amarillo, Texas 79121, or at such other address as may be designated from time to time in writing by Payee to the Maker.

This Note is secured by a Security Agreement of even date herewith from Maker, as debtor, to Payee, as secured party, covering the personal property and other interests more fully described therein.  This Note and the Security Agreement may be referred to herein as the “Transaction Documents.”

The principal and interest under this Note shall be payable as follows:

1.               THE PRINCIPAL of this Note shall be paid in six (6) annual installments of One Million Dollars ($1,000,000.00) each; the first such installment shall be due and payable on December 1, 2006 (the “First Anniversary”), and one such installment shall be due and payable on December 1 of each successive year thereafter until and including December 1, 2011, when the final payment of the then remaining unpaid principal balance and accrued interest shall be due and payable.

2.               AN INTEREST HOLIDAY shall be in effect for a period beginning on the Execution Date and expiring on the First Anniversary, during which time this Note shall not bear nor accrue any interest.

3.               INTEREST shall begin to accrue as of the First Anniversary and shall be due and payable thereafter semi-annually, on each December 1 and each June 1, beginning June 1, 2007, until the entire principal has been paid to Payee; provided however, that if the principal of this Note is prepaid, in whole or in part, all accrued and unpaid interest is due and payable on the date of such prepayment. If any amount owing under this Note is due and payable on a day that is not a Business Day (which shall be defined as a day on which the Citibank, NA office at 53rd and Park Avenue, New York, New York is open for business) such payment shall be due and payable on the next succeeding Business Day. Maker has the right to prepay this Note, in whole or in part, at any time and from time to time without premium or penalty upon not less than five (5) days’ notice to Payee.  Any and all prepayments shall be applied first to accrued interest and then toward the reduction of principal.  All prepayments of principal shall be applied in the inverse order of maturity.

FOR PURPOSES of this Note, an “Event of Default” shall occur if (a) Maker fails to pay any installment of principal (or any part thereof) when due; or (b) after three (3) days written notice to Maker of such failure, Maker fails to pay any installment of interest (or any part thereof) when due; or (c) after twenty (20) days written notice to Maker of such failure, Maker fails to perform any other obligation under this Note when due; or (d) any Event of Default (as defined in any Transaction Document) occurs under any of the Transaction Documents, and is not cured within twenty (20) days following written notice of such Event of Default.  Upon the occurrence of an Event of Default, then, Payee, at Payee’s election, and without notice to any person liable hereunder, may declare the entire unpaid principal balance of this Note, together with all accrued and unpaid interest and other sums and charges due under this Note or any Transaction Document, to be immediately due and payable.  Failure to exercise this option will not constitute a waiver of the right to exercise it at any other time when an Event of Default will exist or continue.  Upon the occurrence of an Event of Default, Payee will also have the unconditional right to exercise all remedies provided (1) hereunder, (2) under any Transaction Document, and (3) at law or in equity.  No delay on the part of Payee in the exercise of any power or right under this Note, or under any other instrument executed in connection herewith, will operate as a waiver thereof, nor will a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right.  Enforcement by Payee of any security for the payment hereof will not constitute an election by Payee of remedies so as to preclude the exercise of any other remedy available to Payee.

MAKER SHALL promptly notify Payee in writing of any Event of Default under any of the Transaction Documents or any event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Transaction Documents.

IT IS the intention of Maker and Payee to perform strictly according to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including, without limitation, the laws of the State of Texas and of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in  connection with or as security for this Note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, of theretofore paid, shall be applied to the reduction of the principal balance of this Note by the holder hereof (or, to the extent this Note shall have been or would thereby be paid in full, refunded to the Maker).

FROM AND after the occurrence of any Event of Default under this Note or the Transaction Documents, in the event Payee employs one or more attorneys and/or legal assistants to enforce collection of this obligation, in whole or in part, or to pursue its remedies under the Transaction Documents or otherwise available at law or in equity, then Maker will pay a reasonable fee for all such attorneys’ and legal assistants’ services and costs, regardless of whether suit is instituted and, if suit or other action or proceeding is instituted, to enforce payment of all or any portion of this obligation, for all administrative, trial, and appellate proceedings, if any. Maker also agrees to pay (i) all other reasonable costs of collection incurred, and (ii) all reasonable costs and reasonable attorneys’ and legal assistants’ fees and costs otherwise incurred by Payee for all administrative, trial, bankruptcy, insolvency, and appellate proceedings in connection with the enforcement or protection of this obligation and in connection with the enforcement or collection of any judgment.

MAKER AND each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, all notices (including, without limitation, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, and notice of intent to demand), diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder.

MAKER AND each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally do hereby, to the extent permitted by applicable law, further convey and assign to the holder hereof and waive and renounce any and all exemption rights which they may have under or by virtue of the Constitution or laws of the State of Texas, or any other applicable state, or the United States of America, as may be allowed, against this debt or any renewal thereof.

IF THIS Note is signed by more than one party, then all obligations contained in this Note are the joint and several obligations of each signer.

IN THE event that any one or more of the provisions of this Note will for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Note will operate, or would prospectively operate, to invalidate this

Note, then and in such event, such provision or provisions only will be deemed to be null and void and of no force or effect and will not affect any other provision of this Note, and the remaining provisions of this Note will remain operative and in full force and effect and will in no way be affected, prejudiced, or disturbed thereby.

MAKER HEREBY ACKNOWLEDGES AND REPRESENTS THAT THIS NOTE IS GIVEN FOR A BUSINESS, COMMERCIAL, INVESTMENT, AGRICULTURAL, OR OTHER SIMILAR PURPOSE AND IS NOT GIVEN FOR MAKER’S PERSONAL, FAMILY OR HOUSEHOLD USE.  MAKER FURTHER ACKNOWLEDGES AND REPRESENTS THAT THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE NOT SUBJECT TO THE PROVISIONS OF CHAPTER XV OF THE TEXAS CONSUMER CREDIT CODE.  MAKER ACKNOWLEDGES RECEIPT OF A COPY OF EACH OF THE TRANSACTION DOCUMENTS (WITH ALL APPLICABLE BLANKS FILLED IN) AT THE TIME OF SIGNING.

THE TRANSACTION DOCUMENTS, TOGETHER WITH THAT CERTAIN STOCK PURCHASE AGREEMENT BETWEEN MAKER AND PAYEE DATED EFFECTIVE NOVEMBER 30, 2005, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PAYEE AND THE OTHER PARTIES TO THE LOAN DOCUMENTS CONCERNING THE SUBJECT MATTER CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SUPERSEDE AS OF THE DATE HEREOF ALL PRIOR AGREEMENTS BETWEEN PAYEE AND THE OTHER PARTIES TO THE LOAN DOCUMENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THIS NOTE has been executed and delivered in and shall be construed in accordance with the laws of the State of Texas and of the United States of America.

APOLLO LNG, INC.

By:

Its:

APOLLO RESOURCES INTERNATIONAL, INC.

By:

Its:

OLIVER KENDALL KELLEY